Exhibit 99.2

Aditxt Announces Pricing of $11.0 Million Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

Aditxt, Inc. (Nasdaq: ADTX), a biotech innovation company with a mission to improve the health of the immune system, announced today that it has entered into definitive agreements with certain institutional investors to purchase 4,583,334 shares of its common stock at a purchase price of $2.40 per share in a registered direct offering priced at-the-market under Nasdaq rules, for gross proceeds of approximately $11.0 million, before payment of commissions and expenses. In a concurrent private placement, for each share of common stock purchased by an investor, such investor will receive from the Company an unregistered warrant to purchase one share of common stock. The warrants have an exercise price of $2.53 per share, and are exercisable for a five year period commencing six months from the date of issuance.

The Company plans to use the net proceeds of approximately $10.1 million from this offering to fund a $6.5M loan to a biopharmaceutical company commercializing COVID-19 antiviral oral therapy, and for general corporate and working capital purposes, including the purchase of fixed assets.

Dawson James Securities, Inc. is acting as the exclusive placement agent for the offerings.

The offering of the common stock described above (but not the warrants or the shares of common stock underlying the warrants) is being made pursuant to an effective “shelf” registration statement on Form S-3 (File No. 333-257645), that was previously filed with the Securities and Exchange Commission (“SEC”) and declared effective by the SEC on July 13, 2021. Such shares of common stock may be offered only by means of a prospectus, including a prospectus supplement. A prospectus supplement and accompanying prospectus related to the offering of common stock will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the offering of common stock may be obtained, when available, by contacting Dawson James Securities, Inc., Attention: Prospectus Department, 101 North Federal Highway, Suite 600, Boca Raton, FL, 33432, cwachowiz@dawsonjames.com or toll free at 866.928.0928.

The warrants issued in the concurrent private placement and shares of common stock underlying the warrants are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Aditxt

Aditxt is developing technologies specifically focused on improving the health of the immune system through immune monitoring and reprogramming. Aditxt’s immune monitoring technology is designed to provide a personalized comprehensive profile of the immune system. Aditxt’s immune reprogramming technology is currently at the pre-clinical stage and is designed to retrain the immune system to induce tolerance with an objective of addressing rejection of transplanted organs, autoimmune diseases, and allergies. For more information, please visit: www.aditxt.com .

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements in this press release include, without limitation, the ability of the Company to close the offering. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the Company’s ongoing and planned product and business development; the Company’s intellectual property position; the Company’s ability to develop commercial functions; expectations regarding product launch and revenue; the Company’s results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategies; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as those risks more fully discussed in the section titled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Media and Investor Relations:

Aditxt, Inc.

ir@aditxt.com

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